Exhibit 32 (1)

                                 CERTIFICATIONS

I, Paul J. Ganci, Chairman of the Board of CH Energy Group, Inc. and Chairman of the Board of Central Hudson Gas & Electric Corporation (the "Companies"), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Annual Report on Form 10-K of the Companies for the period ending December 31, 2003 (the "Annual Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Companies.

                                             CH ENERGY GROUP, INC.
                                                 (Registrant)

                                   By:        /s/ Paul J. Ganci
                                       -----------------------------------------
                                                  Paul J. Ganci
                                               Chairman of the Board


                                   CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                                                (Co-Registrant)

                                   By:         /s/ Paul J. Ganci
                                       -----------------------------------------
                                                  Paul J. Ganci
                                              Chairman of the Board

Dated: January 30, 2004